Exhibit 99.1

Kitara Media Corp. Completes Merger with Future Ads

JERSEY CITY, NJ and IRVINE, CA., January 29, 2015 /PRNewswire/ -- Kitara Media Corp. (OTC BB: KITM), a digital media and technology company providing video solutions to advertisers, digital marketers and publishers ("Kitara"), and Future Ads LLC, an Irvine, California based company in the advertising tech industry focused on performance marketing, today jointly announced that they have completed the previously announced merger of their respective companies.

The combined companies will integrate to form a unified online advertising company utilizing advanced platform technology to deliver strong advertising performance across video, display, and mobile. Jared Pobre, Chief Executive Officer of Future Ads, has been appointed as Chairman of the Board of the combined company and Robert Regular, Chief Executive Officer of Kitara, has been appointed Chief Executive Officer of the combined company. As a result of the transaction, the combined company has approximately 250 million shares outstanding of which the former members of Future Ads own approximately 62%. The transaction was financed through a $96 million debt facility received from a nationally recognized lender, of which $88.5 million has been drawn upon closing.

“We are very excited to complete the merger process and move forward together with such a passionate and talented team. We believe the combined companies will offer very powerful advertising products and solutions that are poised to financially grow and deliver strong shareholder value,” said Jared Pobre.

“The combination and passion of the Future Ads and Kitara Media teams have already demonstrated powerful synergies and success. We are excited to expand innovation on our technology platform to further deliver on exceptional results for advertisers and accelerate our financial growth across video, display, and mobile advertising products," said Robert Regular.

The combined company’s stock will commence trading on the OTC Bulletin Board shortly after closing. An additional press release will be issued once trading in the combined company’s stock commences.

The newly combined company intends to apply for a listing on the NASDAQ Stock Market once it meets all listing criteria. It also intends to change its name in connection with the transaction to reflect the combined companies business' going forward.

Complete details about the transaction, including the capital structure of the combined company, will be included in a Current Report on Form 8-K that the combined company will file with the Securities and Exchange Commission. Interested parties should visit the SEC website at http://www.sec.gov.

Gibson, Dunn & Crutcher, LLP represented Future Ads in the transaction. Graubard Miller represented Kitara in the transaction.

About Kitara Media

Kitara Media is a leading digital media and technology company providing video solutions to advertisers, digital marketers and publishers. With nearly 500 million monthly video ad views, Kitara Media delivers strong engagement for advertisers, high revenues for publishers, as well as improved user experience with PROPEL+, an internally developed proprietary video ad technology platform. Kitara Media owns and operates several online media sites including Healthguru.com and Adotas.com. The company is headquartered in Jersey City, NJ. For more information visit http://www.kitaramedia.com.

About Future Ads

Future Ads is a digital media platform for results-focused online advertising and publisher monetization. Future Ads' innovative, diversified solutions works synergistically to help advertisers and publishers achieve outstanding performance results. Founded in 2001, Future Ads is headquartered in Irvine, CA. For more information, visit http://www.futureads.com.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Kitara's and Future Ads' management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of Kitara and Future Ads and not all of which are known to Kitara or Future Ads, including, without limitation those risk factors described from time to time in Kitara's reports filed with the SEC, including the definitive proxy statement/prospectus relating to the merger. Among the factors that could cause actual results to differ materially are: loss of key advertising customers; inability to acquire new advertising customers; inability to expand video content library; inability to achieve projected results; inability to protect intellectual property; inability to execute acquisition strategy; inability to effectively manage growth; failure to effectively integrate the operations of acquired businesses; competition; loss of key personnel; increases in costs of operations; continued compliance with government regulations; and general economic conditions. Most of these factors are outside the control of Kitara and Future Ads and are difficult to predict. The information set forth herein should be read in light of such risks. Neither Kitara nor Future Ads assumes any obligation to update the information contained in this press release except as required by law.

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